EXHIBIT 4.7

HUDSON VALLEY HOLDING CORP.,
Issuer
to
[NAME OF TRUSTEE],
Trustee

INDENTURE

Dated as of                     , 20
Junior Subordinated Debentures

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture
     Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Junior Subordinated Indenture, dated as of                                          , 20                    .

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1), (2) and (5)	Not Applicable
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
	(c)	Not Applicable
Section 311	(a)	613
	(b)	613
	(b)(2)	703
		703
Section 312	(a)	701
		702
	(b)	702
	(c)	702
Section 313	(a)	703
	(b)	703
	(c)	703
	(d)	703
Section 314	(a)(1), (2) and (3)	704
	(a)(4)	1007
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
	(f)	Not Applicable
Section 315	(a)	601
	(b)	602
		703
	(c)	601
	(d)	601
	(d)(1)	601
	(d)(2)	601
	(d)(3)	601
	(e)	514
Section 316	(a)	101
	(a)(1)(A)	512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
Section 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
Section 318	(a)	108

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Junior Subordinated Indenture.

     INDENTURE, dated as of                                         , 20           (the “Indenture”), between Hudson Valley Holding Corp., a corporation duly organized and existing under the laws of the State of New York (hereinafter called the “Company”), having its principal executive office located at 21 Scarsdale Road, Yonkers, New York 10707, and [Name of Trustee], a banking association duly organized and existing under the laws of [   ] (hereinafter called the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debentures, notes or other evidences of indebtedness in series (hereinafter called the “Securities”) of substantially the tenor hereinafter provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a “Trust,” and collectively, the “Trusts”) of preferred trust interests in such Trusts (the “Capital Securities”) and common interests in such Trusts (“Common Securities,” and collectively with the Capital Securities, the “Trust Securities”) and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.
     The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange
     Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 101. Definitions.
     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
     (4) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);
     (6) provisions apply to successive events and transactions;
     (7) the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;
     (8) the masculine gender includes the feminine and the neuter; and
     (9) references to agreements and other instruments include subsequent amendments and supplements thereto.

     Certain terms used principally in certain Articles hereof are defined in those Articles.
     “Act”, when used with respect to any Holders, has the meaning specified in Section 104.
     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.
     “Additional Taxes” means the sum of any additional taxes, duties and other governmental charges to which a Trust has become subject from time to time as a result of a Tax Event.
     “Additional Tax Sums” has the meaning specified in Section 1004.
     “Administrative Trustee” means, in respect of any Trust, each Person identified as an “Administrative Trustee” or an “Administrative Agent” in the related Trust Agreement, solely in such Person’s capacity as Administrative Trustee or an Administrative Agent, as the case may be, of such Trust under such Trust Agreement and not in such Person’s individual capacity, or any successor administrative trustee or successor administrative agent, as the case may be, appointed as therein provided.
     “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided however, no Trust to which Securities have been issued shall be deemed to be an Affiliate of the Company. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.
     “Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.
     “Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday, other day on which banking institutions in the City of New York and in the City of Yonkers are authorized or obligated by law, regulation or executive order to close, or a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities of a series initially issued to a Trust, the principal office of the Property Trustee under the related Trustee Agreement, is closed for business; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or any other amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.
     “Capital Securities” has the meaning specified in the first recital of the Indenture.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Securities” has the meaning specified in the first recital of the Indenture.
     “Common Stock” means the common stock, par value $0.01 per share of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and any other obligor upon the Securities.

     “Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.
     “Conversion Event” means the cessation of use of (i) a foreign currency both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which at the dated hereof is located at                , or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts.
     “CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depositary” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depositary by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Securities, the depositary which has been appointed with respect to such Securities.
     “Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
     “Distributions,” with respect to the Trust Securities issued by a Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as “Distributions.”
     “Direct Action” is a legal proceeding directly against the Company for enforcement of payment to the Holder of the principal of or premium, if any, or interest on the Securities having a principal amount equal to the liquidation amount of the Capital Securities held by the Holder for enforcement of the conversion or exchange rights, as the case may be.
     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.
     “Extension Period” shall have the meaning ascribed to it in Section 311.
     “GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of Securities pursuant to Section 301, such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.
     “Global Security” means a Security in the form prescribed in Section 204 evidencing all or part of a series of Securities, issued to the Depositary or its nominee for such series and registered in the name of such Depositary or its nominee.

     “Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the relevant Security or any other amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
     “Guarantee” means the guarantee by the Company of distributions on the Capital Securities of a Trust to the extent provided in the related guarantee agreement.
     “Holder”, in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register.
     “Indebtedness” means, with respect to any Person: (1) every obligation of such Person for money borrowed; (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (3) every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person; (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business; (5) every capital lease obligation of such Person; (6) all Indebtedness of such Person, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (7) every obligation of the type referred to in clauses (1) through (6) above of another person and all dividends of another person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; (8) obligations of the type referred to in clauses (1) through (7) above of another person secured by any lien on any property or asset of such Person, whether or not the obligation is assumed by such Person; and (9) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.
     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
     “Interest”, with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     “Investment Company Event” means the receipt by the Company and the Trust of an opinion of an independent counsel experienced in matters relating to investment companies, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), there is more than an insubstantial risk that the Trust is or within 90 days of the date of such opinion will be considered an “investment company” that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the closing date of any series of Securities.
     “Junior Subordinated Payment” has the meaning specified in Section 1302.
     “Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by declaration of acceleration, upon redemption at the option of the Company, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.
     “Notice of Default means a written notice of the kind specified in Section 501.
     “Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officers’ Certificate” means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.
     “Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and
     (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 306, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers’

Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
     “Paying Agent” means any Person authorized by the Company, including the Company, to pay the principal of, or any premium or interest on, or any other amounts in respect of, any Security on behalf of the Company.
     “Person” and “person” mean any individual, corporation, partnership, association, limited liability company, other company, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any other amount in respect of, such Security are payable as provided in or pursuant to this Indenture or such Security.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
     “Proceeding” has the meaning specified in Section 1302.
     “Property Trustee” means, in respect of any Trust, the commercial bank or trust company identified as the “Property Trustee” in the related Trust Agreement, solely in its capacity as Property Trustee of such Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.
     “Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.
     “Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.
     “Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.
     “Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.
     “Regulatory Capital Event” means the reasonable determination by the Company that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or (b) any official or administrative pronouncement or action or judicial decision for interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk of impairment of the Company’s ability to treat the Capital Securities (or any substantial portion thereof) as Tier 1 capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve in effect and applicable to the Company.
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “Senior Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities, provided, however, that Senior Debt shall not be deemed to include (a) any Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, and (d) any Securities.
     “Senior Indebtedness” means all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness ranking equally with the junior subordinated debentures or Indebtedness ranking junior to the junior subordinated debentures.
     “Significant Subsidiary” means any Subsidiary of the Company which is a “significant subsidiary” as defined in Rule 1-02 of
Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).
     “Special Event” means a Tax Event, a Regulatory Capital Event or an Investment Company Event.
     “Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon or any other amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such other amounts are, due and payable.
     “Subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.
     “Tax Event” means the receipt by the Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities of such Trust, there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities, (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) such Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     “Trust” has the meaning specified in the first recital of the Indenture.
     “Trust Agreement” means the Trust Agreement (or an Amended and Restated Trust Agreement) under which a Trust is created and providing for the issuance of Trust Securities by such Trust, substantially in such form as may be specified as contemplated by Section 301 with respect to the Securities of any series, in each case as amended from time to time.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.
     “Trust Securities” has the meaning specified in the first recital of the Indenture.
     “United States”, means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.
     Section 102. Compliance Certificates and Opinions.
     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1007) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
     Section 104. Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
     The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.
     The ownership of Securities shall be proved by the Securities Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507 or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1006, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     Section 105. Notices, etc. to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
     Section 106. Notice to Holders of Securities; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 107. Language of Notices.
     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

     Section 108. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.
     Section 109. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 110. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 111. Separability Clause.
     In case any provision in this Indenture, any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.
     Section 112. Benefits of Indenture.
     Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, the Holders of Securities, the holders of Senior Debt and to the extent expressly provided herein, the holders of the Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 113. Governing Law.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.
     Section 114. Legal Holidays.
     Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security other than a provision in any Security or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.
     Section 115. Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 116. Extension of Payment Dates.
     In the event that (i) the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or any other amounts, if any, with respect to such Security is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.
     Section 117. Immunity of Stockholders, Directors, Officers and Agents of the Company.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.
     Section 118. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 119. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or monetary disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE TWO
SECURITIES FORMS
     Section 201. Forms Generally.
     The Securities of each series shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith be determined by the officers executing such securities as evidenced by the execution of such securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 with respect to the authentication and delivery of such Securities.
     Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in fully registered form without coupons.
     The Trustee’s certificates of authentication shall be substantially in the form set forth in this Article.
     The definitive Securities shall be [printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders] or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers, if required by any securities exchange on which the Securities may be listed, executing such Securities, as evidenced by their execution of such securities.
     Section 202. Form of Face of Security.
HUDSON VALLEY HOLDING CORP.
                    % JUNIOR SUBORDINATED DEBENTURE DUE

Registered	Principal Amount:
No.	CUSIP No.:
     Hudson Valley Holding Corp., a corporation organized and existing under the laws of New York (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to),

for value received, hereby promises to pay to                      , or registered assigns, the principal sum of $                     Dollars on                      ; [if applicable, insert: provided that the Company may (i) shorten the Stated Maturity of the principal of this Security to a date not earlier than                      , and (ii) extend the Stated Maturity of the principal of this Security at any time on one or more occasions, subject to certain conditions specified in Section 3.14 of the Indenture, but in no event to a date later than                     .] The Company further promises to pay interest on said principal sum from                      or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on the last day of                      and                      of each year commencing                      at the rate of                      % per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of % per annum, compounded semi-annually. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be [insert Record Date] next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     [If applicable, insert: So long as no specified Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to                      consecutive                      interest payment periods with respect to each deferral period (each an “Extension Period”), (during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law)); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including Securities issued by the Company pursuant to the Indenture other than the Securities represented by this certificate) that ranks pari passu with or junior in interest to this Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company (including Guarantees other than the Guarantee related to the Capital Securities issued by [NAME OF TRUST]) if such guarantee ranks pari passu with or junior in interest to this Security [insert applicable exceptions]. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed                      consecutive interest payment periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all amounts then due, and subject to the foregoing limitation, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its election to begin any Extension Period at least               Business Days prior to the earlier of (i) the date on which Distributions on the Capital Securities would be payable except for the election to begin such Extension Period, or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than                      Business Days prior to such record date.]

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, unsecured and will rank junior and subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
HUDSON VALLEY HOLDING CORP.
By:
      [President or Vice President]
     Section 203. Form of Reverse of Security.
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of                      , 20       (herein called the “Indenture”), between the Company and [Name of Trustee] (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $                     .
     All terms used in this Security that are defined in the Indenture [if applicable, insert: and in the Trust Agreement, dated as of                     , 20      , as amended (the “Trust Agreement”), for [insert name of trust] among Hudson Valley Holding Corp., as Depositor, and the Trustees named therein], shall have the meanings assigned to them in the Indenture [or the Trust Agreement, as the case may be].
     [If applicable, insert—The Company may at any time, at its option, on or after                     , and subject to the terms and conditions of Article XI of the Indenture], [if applicable insert—and subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if then required under applicable capital guidelines or policies of the Federal Reserve] redeem this Security [in whole at any time] [or in part from time to time], without premium or penalty, at a redemption price equal to [insert redemption price] to the Redemption Date.]
     [If applicable, insert—Upon the occurrence and during the continuation of a Special Event in respect of a Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Special Event redeem this Security, [if applicable, insert—in whole but not in part], subject to the provisions of Section 1107 and the other provisions of Article XI of the Indenture, at a redemption price equal to [insert redemption price] to the Redemption Date.
     [If applicable, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series for the portion hereof not redeemed will be issued in the name of the Holder hereof upon the cancellation hereof.]
     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     [If the Security is not a Discount Security,—As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to a Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.]
     [If the Security is a Discount Security,—As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than such portion of the principal amount as may be specified in the terms of this series may declare an amount of principal of the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to a Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee. Such amount shall be equal to [insert formula for determining the amount]. Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.]
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     [If Applicable, insert — The Securities of this series are issuable only in registered form without coupons in denominations of minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Section 204. Additional Provisions Required in Global Security.
     Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:
     “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.”
     Section 205. Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within mentioned Indenture.
Dated:
[NAME OF TRUSTEE], as Trustee
By:
      Authorized Signatory
ARTICLE THREE
THE SECURITIES
     Section 301. Title and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate (such Officers’ Certificate shall have the effect of a supplemental indenture for all purposes hereunder), or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

     (1) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;
     (2) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1106 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;
     (3) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;
     (4) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 311 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;
     (5) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;
     (6) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;
     (7) the obligation or the right, if any, of the Company to prepay, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
     (8) the denominations in which any Securities of such series shall be issuable, if other than denominations of $100,000 and any integral multiples of $1,000 in excess thereof;
     (9) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated;
     (10) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;
     (11) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;
     (12) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
     (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;
     (14) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;
     (15) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
     (16) the appointment of any Paying Agent or Agents for the Securities of such series;
     (17) the terms of any right to convert or exchange Securities of such series into any other securities or property, and the additions, deletions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;
     (18) the form or forms of any Trust Agreement, Amended and Restated Trust Agreement and related guarantee agreement;
     (19) whether, and to what extent the subordination provisions of the Securities shall differ from those set forth in Article XIII, including whether a different definition of “Senior Debt” shall apply;
     (20) whether and to what extent the Securities shall be guaranteed by another person;
     (21) the extension or shortening features of the Securities of the series, if any;
     (22) whether and to what extent the Securities are issuable upon the exercise of warrants;
     (23) whether and under what circumstances the Company will pay additional amounts on such Securities to any Holder in respect of any tax, assessment or other governmental charge and, if so, whether the Company will have the option to redeem such Securities instead of paying such amounts;
     (24) if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants in addition to or other than those specified in Section 402(3) relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof, if the Company’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of the Securities of such series;
     (25) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities; and
     (26) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities.
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
     Section 302. Denominations.
     The Securities of each series shall be in registered form without coupons and shall be issuable in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified as contemplated by Section 301.

     Section 303. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,
     (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;
     (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and
     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     Section 304. Temporary Securities.
     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series of authorized denominations having the same original issue date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     Section 305. Registration, Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the “Securities Register.” The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and having the same terms.
     At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.
     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.
     The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case unless the Company has approved a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Company in its sole discretion determines that such Global Security will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.
     (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
     (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1106 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.
     Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Neither the Trustee nor any Paying Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     Section 306. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same original issue date and Stated Maturity, and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same original issue date and Stated Maturity, as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.
     In case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 307. Payment of Interest; Interest Rights Preserved.
     Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 301 with respect to the related series of Securities.
     Any interest in any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Security thereof) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities of such series (or their respective Predecessor Security) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 307, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 308. Persons Deemed Owners.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 307) and interest on and any other amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 309. Cancellation.
     All Securities surrendered for payment, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its procedures for the disposition of cancelled Securities and the Trustee shall deliver to the Company a certificate of such disposition.
     Section 310. Computation of Interest.
     Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 311. Option to Extend Interest Payment Date.
     If specified as contemplated by Section 201 or Section 301 with respect to the Securities of a particular series, so long as no Event of Default set forth in Section 501(5) or (6) has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 301 (each, an “Extension Period”) during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock), or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Securities other than the Securities of such series) that ranks pari passu with or junior in interest to the Securities of such series or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including Guarantees other than the Guarantee related to the Capital Securities issued by the Trust holding Securities of such series) if such guarantee ranks pari passu with or junior in interest to the securities of such series, subject to such exceptions as may be applicable pursuant to Section 301. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of the Trust holding Securities of such series notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Trust would be payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees of such Trust is required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.
     The Trustee shall promptly give notice of the Company’s election to begin any such Extension Period to the Holders of the Outstanding Securities of such series. Subject to the foregoing limitations, there is no limitation on the number of times that the Company may begin or extend an Extension Period.
     Section 312. Agreed Tax Treatment.
     Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitute indebtedness.

     Section 313. Shortening or Extension of Stated Maturity.
     If specified as contemplated by Section 201 or Section 301 with respect to the Securities of a particular series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities of such series at any time to any date not earlier than the first date on which the Company has the right to redeem the Securities of such series, and (ii) extend the Stated Maturity of the principal of the Securities of such series at any time at its election for one or more periods, but in no event to a date later than the 49th anniversary of the first Interest Payment Date following the original issue date of the Securities of such series; provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities of such series pursuant to clause (ii) above, at the time such election is made and at the time of extension (A) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (B) the Company is not in default in the payment of any interest or principal on such Securities, (C) in the case of any series of Securities issued to a Trust, such Trust is not in arrears on payments of Distributions on the Capital Securities issued by such Trust and no deferred Distributions are accumulated and (D) such Securities are rated not less than BBB- by S&P or Baa3 by Moody’s or the equivalent by any other nationally recognized statistical rating organization. In the event the Company elects to shorten or extend the Stated Maturity of the Securities of any series, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension to the Holders thereof no less than 30 and no more than 60 days prior to the effectiveness thereof.
     Section 314. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE FOUR
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 401. Satisfaction and Discharge.
     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 401), upon Company Request, and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture series, when
     (1) either
     (a) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (b) all Securities of such series not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of any other amounts thereon as contemplated by Section 301 and the amount of any such other amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Company (in the exercise by the Company of its reasonable discretion), any other amounts with respect to, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series, and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
     In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Sections 305, 306, 403, 404, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Tax Sums, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Tax Sums payable with respect to such Securities exceed the amount deposited in respect of such Additional Tax Sums pursuant to Section 401(1)(b)), any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, shall survive.
     Section 402. Defeasance and Covenant Defeasance.
     (1) Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or any other amounts, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.
     (2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and any other amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 305, 306, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Tax Sums, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Tax Sums payable with respect to such Securities exceed the amount deposited in respect of such Additional Tax Sums pursuant to clause (4)(a) of this Section 402)), any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article Thirteen hereof, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.
     (3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Company shall be released from its obligations under clauses (ii) and (iii) of Section 1005 and under Sections 1006 and 1007 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or otherwise, as the case may be.
     (4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:
     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (1) an amount in Dollars or in such foreign currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities (determined on the basis of the currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of additional amounts thereon and the amount of any such additional amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Company (in the exercise by the Company of its reasonable discretion), any additional amounts with respect to, such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.
     (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (5) or (6) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto under clause (5) or (6) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).
     (d) In the case of defeasance pursuant to Section 402(2), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities and will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (e) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.
     (f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such clause (a), any additional amounts with respect to, such Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.
     (g) No event or condition will exist pursuant to the terms of Article XIII that would prevent the Company from making payments of principal and premium, if any, and interest on the Securities at the date of the irrevocable deposit referred to above.
     (h) Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.
     (5) Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
     Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a

Conversion Event occurs in respect of the foreign currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and any additional amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the Conversion Event.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
     Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.
     Section 403. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and any other additional amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 404. Reinstatement.
     If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or any additional amounts, if any, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and additional amounts, if any, in respect of the Securities of such series as contemplated by Sections 401 or 402 as the case may be, and Section 403; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on or any additional amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.
     Section 405. Effect on Subordination Provisions.
     Unless otherwise expressly provided pursuant to Section 301, the provisions of Article Thirteen hereof are hereby expressly made subject to the provisions for satisfaction and discharge set forth in Section 401 hereof and the provisions for defeasance and covenant defeasance set forth in Section 402 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of such satisfaction and discharge pursuant to Section 401 with respect to the Securities of such series or any such defeasance or covenant defeasance pursuant to Section 402 with respect to the Securities of or within such series, all of the Securities of such series (in the case of satisfaction and discharge pursuant to Section 401) or the Securities of such series as to which defeasance or covenant defeasance, as the case may be, shall have become effective shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Article Thirteen and, without limitation to the foregoing, all moneys, Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, defeasance or covenant defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, and additional amounts, if any, with respect to such Securities as and when the same shall become due and payable notwithstanding the provisions of Article Thirteen.
ARTICLE FIVE
REMEDIES
     Section 501. Events of Default.
     “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series pursuant to this Indenture:
     (1) default in the payment of any interest on, Additional Interest, or any other amounts payable in respect of any interest on, any of the Securities of such series when such interest or such additional amounts, as the case may be, become due and payable and continuance of such default for a period of 30 days; provided that, during any extension period for that series of Securities (if applicable), failure to pay such interest on such series of Securities will not constitute an Event of Default; or
     (2) default in the payment of any principal of or premium, if any, on, or any Additional Interest or other amounts payable in respect of any principal of or premium, if any, on, any of the Securities of such series when due whether at Maturity or otherwise;
     (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or
     (5) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant

Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action; or
     (6) default in the delivery of any shares of Common Stock, together with cash in lieu of fractional shares, or any other securities or property (including cash) when required to be delivered upon conversion of any convertible Security of such series or upon the exchange of any Security of such series which is exchangeable for other securities or property (whether or not such delivery is prohibited by the Subordination Provisions applicable thereto), and continuance of such default for a period of 10 days; or
     (7) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.
     Section 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of any series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 501 with respect to the Securities of any series occurs, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued an unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.
     At any time after Securities of any series have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 301 expressly provide for payment to be made in shares of Common Stock or other securities or property, shares of Common Stock or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay)
     (a) all overdue installments of any interest on any Securities of such series which have become due otherwise than by such declaration of acceleration and any other amounts due with respect thereto,
     (b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and any additional amounts with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,
     (c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration and any additional amounts with respect thereto at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and
     (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and
     (2) all Events of Default with respect to Securities of such series other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or additional amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of any principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and additional amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.
     If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
     Section 504. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or additional amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and additional amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and
     (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 606.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

     Section 505. Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.
     Section 506. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities, if any, appertaining thereto, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;
     SECOND: To the payment of amounts then due and unpaid to the holders of Senior Debt with respect to such series, to the extent required pursuant to Article XIII hereof;
     THIRD: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and additional amounts specified for such Securities in the Indenture in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and additional amounts;
     FOURTH: The balance, if any, to the Person or Persons entitled thereto.
     Section 507. Limitations on Suits.
     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
     (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     Section 508. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts; Direct Action by Holders of Capital Securities.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities of a series issued to a Trust, any holder of the corresponding series of Trust Securities issued by such trust shall have the right, upon the occurrence of an Event of Default described in Section 501(1) or 501(2), to institute a Direct Action.
     The Company cannot amend this Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the Holders of all of the Capital Securities outstanding. If such right to bring a Direct Action is removed, the trust or trusts whose Capital Securities are outstanding may become subject to the reporting obligations under the Exchange Act.
     Notwithstanding any payments made to a Holder of Capital Securities by the Company in connection with a Direct Action, the Company will remain obligated to pay the principal of and premium, if any, and interest on the related Securities, and the Company will be subrogated to the rights of the Holder of the Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to any Holder in any Direct Action.
     The Holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraphs, available to the Holders of the related Securities unless an Event of Default has occurred and is continuing under the Trust Agreement.
     Section 509. Restoration of Rights and Remedies.
     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
     Section 510. Rights and Remedies Cumulative.
     To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
     Section 512. Control by Holders of Securities.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

     Section 513. Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except
     (1) a default in the payment of the principal of, any premium or interest on, or any additional amounts due and owing with respect to, any Security of such series, or
     (2) in the case of any Securities which are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange, or
     (3) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 514. Waiver of Usury, Stay or Extension Laws.
     The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest, if any on or additional amounts, if any, with respect to any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 515. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or additional amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities in accordance with its terms.
ARTICLE SIX
THE TRUSTEE
     Section 601. Certain Duties and Responsibilities of Trustee.
     Except during the continuance of an Event of Default;
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section,
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.
     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.
     Section 602. Notice of Defaults.
     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 501(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
     Section 603. Certain Rights of the Trustee.
     Subject to the provisions of Section 601:
     (a) the Trustee conclusively may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent or custodian of the Trustee employed to act hereunder; and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 604. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
     Section 605. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.
     Section 606. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     Section 607. Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel and including taxes other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.
     To secure the Company’s payment obligations in this Section 607, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.
     The provisions of this Section shall survive the termination of this Indenture.
     Section 608. Disqualification; Conflicting Interests.
     The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act provided , however , that there shall be excluded from the operation of said Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in said Section 310(b)(1) are met. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).
     Section 609. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be:
     (a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or
     (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.
     Section 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 611.
     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     Section 611. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section 611, as the case may be.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.
     Section 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.
     Section 613. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 614. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 614.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
     If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities referred to in the within mentioned Indenture.
Dated:
[NAME OF TRUSTEE],
As Trustee
By:
As Authenticating Agent
By:
Authorized Signatory
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 701. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (1) semi-annually, not more than 15 days after [     ] and [     ] in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of [     ] and [     ] of such year, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Securities Registrar, no such list shall be required to be furnished.
     Section 702. Preservation of Information, Communications to Holders.
     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.
     Section 703. Reports by Trustee.
     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.
     Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities under this Indenture.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission. The Company will notify the Trustee when any Securities are listed on any stock exchange and of any delisting thereof.
     Section 704. Reports by Company.
     (a) The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates). The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).
     (b) The Company intends to file the reports referred to in Section 704(a) hereof with the Commission in electronic form pursuant to Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, shall constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 704(a) and TIA Sections 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 704(b) shall be solely for the purposes of compliance with this Section 704(b) and with TIA Section 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof (and the Trustee shall not have any duty to ascertain or inquire as to such content or matter), including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is absolutely entitled to rely upon Officers’ Certificates.

ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALES
     Section 801. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:
     (1) either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to, all the Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Stock or other securities;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) either the Company or the successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were owned by the Company, would constitute all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     Section 802. Successor Person Substituted for Company.
     Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
     Section 901. Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, provided, however, that the form and terms of Securities of any series may be established by a Board Resolution, as set forth in the Officers’ Certificate delivered to the Trustee pursuant to Section 301, without entering into a supplemental indenture for all purposes hereunder, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or
     (3) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on or any additional amounts with respect to Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated or global form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series; or
     (4) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including, without limitation, any conversion or exchange provisions applicable to Securities which are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or
     (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or
     (6)(a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or (b) to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding; or
     (7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or
     (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or
     (9) to secure or otherwise or to add guarantees for the benefit of the Securities; or
     (10) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or
     (11) to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or
     (12) in the case of any series of Securities which are convertible into or exchangeable for Common Stock or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Stock or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 301; or
     (13) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (14) to make any change that does not adversely affect the legal rights under an indenture of any Holder of Securities of any series issued under that indenture; or
     (15) to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Securities.
     Section 902. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the

Trustee, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall
     (1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company or repayment thereof at the option of the Holder, or reduce any additional amounts payable with respect thereto, or change the obligation of the Company to pay Additional Tax Sums pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect the right of repayment at the option of any Holder, or extend the time of payment of interest on any Security or any additional amounts (except as contemplated by the terms of any Securities), or change any of the conversion, exchange or redemption provisions of any Security or change the Place of Payment where or the currency in which the principal of, any premium or interest on, or any additional amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment pursuant to Article Thirteen at the option of the Holder, on or after the date for repayment) in each case as such Stated Maturity, Redemption Date or date for repayment may, if applicable, be extended in accordance with the terms of such Security, or in the case of any Security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or 1006 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or
     (3) modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or
     (4) make any change that adversely affects the right, if any, to convert or exchange any Security for Common Stock or other securities or property in accordance with its terms;
     (5) change the right of holders of any Trust Securities to bring a Direct Action in respect of any required payments or conversion or exchange rights or impair or affect the right of any Holder of any Securities to institute suit for the payment of the principal of, or premium, if any, or any installment of interest, if any, on or any additional amounts, if any, with respect to, any Security or for the conversion or exchange of any Securities in accordance with their terms.
     (6) modify the provisions in Article Thirteen of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof; provided, further, that, in the case of the Securities of a series issued to a Trust, so long as any of the corresponding series of Capital Securities issued by such Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Capital Securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and, subject to Section 307, unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to Section 508 of this Indenture that would impair the rights of the holders of Capital Securities provided therein without the prior consent of the holders of each Capital Security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and (subject to Section 307) unpaid interest (including any Additional Interest) thereon have been paid in full.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.
     It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 903. Execution of Supplemental Indentures.
     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 905. Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
     Section 906. Effect on Senior Debt.
     No supplemental indenture shall directly or indirectly modify or eliminate Article XIII or the definition of “Senior Debt” applicable with respect to the Securities of any series in any manner which might terminate or impair the subordination of such series of Securities to such Senior Debt without the prior written consent of the Holders of such Senior Debt.
     Section 907. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
ARTICLE TEN
COVENANTS
     Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.
     The Company covenants and agrees for the benefit of each series that it will duly and punctually pay the principal of, any premium and interest on and any additional amounts specified in the Indenture with respect to the Securities of such series, whether payable in cash, shares of Common Stock or other securities or property, in accordance with the terms of such Securities and this Indenture.
     Section 1002. Maintenance of Office or Agency.
     The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, and an office or agency where Securities of such series may be surrendered for transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 1003. Money for Securities Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any additional amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and additional amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on or any additional amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and additional amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of, any premium or interest on or any additional amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any additional amounts with respect to the Securities of such series;
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any additional amounts with respect to any Security of any series remaining unclaimed for two years after such principal or such premium or interest or additional amount shall have become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid to the Company on Company Request, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be earlier than two years after such principal and any premium or interest or additional amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 1004. Additional Tax Sums.
     In the case of the Securities of a series issued to a Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 201 or Section 301, in the event that (i) such Trust is the Holder of all of the Outstanding Securities of such series, (ii) a Tax Event in respect of such Trust shall have occurred and be continuing and (iii) the Company shall not have (A) redeemed the Securities of such series pursuant to Section 1107(ii) or (B) terminated such Trust pursuant to the related Trust Agreement, the Company shall pay to such Trust (and its permitted successors or assigns under the related Trust Agreement) for so long as such Trust (or its permitted successor or assignee) is the registered holder of any Securities of such series, such additional amounts as may be necessary in order that the amount of Distributions then due and payable by such Trust on the related Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the “Additional Tax Sums”). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Tax Sums provided for in this paragraph to the extent that, in such context, Additional Tax Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Tax Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Tax Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 311 of the Securities shall not deter the payment of any Additional Tax Sums that may be due and payable.
     Section 1005. Corporate Existence.
     Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Significant Subsidiary of the Company and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole.
     Section 1006. Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1002 to 1005, inclusive, with respect to the Securities of any series and, if expressly provided pursuant to Section 301(10) or (24), any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
     Section 1007. Company Statement as to Compliance.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
     Section 1008. Additional Covenants.
     [If applicable, insert: The Company covenants with each Holder of Securities of a series issued to a Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company’s ownership of such Common Securities, (ii) to use its reasonable best efforts to cause such trust that issued such Trust Securities (a) to remain a business trust except, in connection with a distribution of the Securities of such series to the holders of Trust Securities in liquidation of such Trust the conversion, exchange or redemption of all of its Trust Securities, certain mergers, consolidations or amalgamations permitted by the related Trust Agreement; (b) to continue otherwise to be classified as a grantor trust for United States federal income tax purposes; and (c) to use its reasonable best efforts to cause each holder of its Trust Securities to be treated as owning an undivided beneficial interest in the related Securities; and (iii) not to cause, as sponsor of such Trust, or to permit as the holder of its Common Securities, the dissolution, liquidation or winding-up of such trust, except as provided in the Trust Agreement.]
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
     Section 1101. Applicability of This Article.
     Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of such series shall be subject to partial redemption only in the amount of $100,000 or integral multiples of $1,000 in excess thereof, or, in the case of the Securities of a series issued to a Trust, $100,000, or integral multiples of $1,000 in excess thereof.
     Section 1102. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series and having the same terms, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.
     Section 1103. Selection of Securities to be Redeemed.
     If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the portion of the principal amount of any Security not redeemed shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.
     Section 1104. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.
     With respect to Securities of each series to be redeemed, each notice of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;
     (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;
     (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price;
     (6) that the redemption is for a sinking fund, if such is the case; and
     (7) the CUSIP numbers, if any.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
     Section 1105. Deposit of Redemption Price.
     Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 1104, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.
     Section 1106. Payment of Securities Called for Redemption.
     If any notice of redemption has been given as provided in Section 1104, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the portion of the Security not redeemed so presented and having the same original issue date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security will also be a new Global Security.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     Section 1107. Right of Redemption of Securities Initially Issued to a Trust.
     In the case of the Securities of a series initially issued to a Trust, except as otherwise specified as contemplated by Section 301, the Company, at its option, may redeem such Securities (i) on or after the date five years after the original issue date of such Securities, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Special Event, at any time within 90 days following the occurrence of such Special Event in respect of such Trust, in whole (but not in part), in each case at a Redemption Price equal to 100% of the principal amount thereof.
ARTICLE TWELVE
SINKING FUNDS
     Section 1201. Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series, except as otherwise specified as contemplated by Section 301 for such Securities.
     The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of such Securities.
     Section 1202. Satisfaction of Sinking Fund Payments with Securities.
     In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 30 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Securities of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided, however, that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the redemption price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
     Section 1203. Redemption of Securities for Sinking Fund.
     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 301) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Such Officers’ Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officers’ Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers’ Certificate), the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 1202 and without the right to make the optional sinking fund payment with respect to such series at such time.

     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 1003) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 1203. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 1003) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 1003) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 301) equal to the principal and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.
     Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article Twelve. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section 1203.
ARTICLE THIRTEEN
SUBORDINATION OF SECURITIES
     Section 1301. Securities Subordinate to Senior Debt.
     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Thirteen, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.
     Section 1302. Payment Over of Proceeds Upon Dissolution, Etc.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (each such event, if any, herein sometimes referred to as a “Proceeding”), then the holders of Senior Debt shall be entitled to receive payment in full of all amounts then due and payable in respect of such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.
     In the event that, notwithstanding the foregoing provisions of this Section 1302, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all amounts then due and payable in respect of all Senior Debt are paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all amounts then due and payable in respect of all Senior Debt remaining unpaid, to the extent necessary to pay all amounts then due and payable in respect of all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.
     For purposes of this Article Thirteen only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article Thirteen. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Thirteen shall not be deemed a Proceeding for the purposes of this Section 1302 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.
     Section 1303. Prior Payment to Senior Debt Upon Acceleration of Securities.
     In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts then due and payable in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section 1303 shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1202 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 1303, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
     The provisions of this Section 1303 shall not apply to any payment with respect to which Section 1302 would be applicable.
     Section 1304. No Payment When Senior Debt in Default.
     In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary, in each case unless and until all amounts then due and payable in respect of such Senior Debt are paid in full; provided, however, that nothing in this Section 1304 shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1202 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 1304, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
     The provisions of this Section 1304 shall not apply to any payment with respect to which Section 1302 would be applicable.
     Section 1305. Payment Permitted If No Default.
     Nothing contained in this Article Thirteen or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Sections 1303 and 1304, from making payments at any time of principal of (and premium, if any) or interest (including any Additional Interest) on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article Thirteen.
     Section 1306. Subrogation to Rights of Holders of Senior Debt.
     Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article Thirteen (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article Thirteen to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.
     Section 1307. Provisions Solely to Define Relative Rights.
     The provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the

Company other than their rights in relation to the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article Thirteen of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 1308. Trustee to Effectuate Subordination.
     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article Thirteen and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     Section 1309. No Waiver of Subordination Provisions.
     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 1310. Notice to Trustee.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section 1310 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.
     Subject to the provisions of Section 601, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 1311. Reliance on Judicial Order or Certificate of Liquidating Agent.
     Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.
     Section 1312. Trustee Not Fiduciary for Holders of Senior Debt.
     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.
     Section 1313. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.
     Section 1314. Article Applicable to Paying Agents.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Thirteen in addition to or in place of the Trustee.
     Section 1315. Certain Conversions or Exchanges Deemed Payment.
     For the purposes of this Article Thirteen only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section 1315, the term “junior securities” means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article Thirteen.
*   *   *   *   *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.
HUDSON VALLEY HOLDING CORP.
By:
Name:
Title:
[NAME OF TRUSTEE],
as Trustee
By:
Name:
Title: